EXHIBIT 99

hoovestol

3321 Mike Collins Drive

Eagan, MN 55121-2235

Phone: (651) 452-6262

Fax: (651) 452-8853

July 20, 2007

Randy Pentel

Capsource

1729 Donegal Drive

Woodbury MN 55125

RE: Resignation from Board of Directors

Dear Randy,

I regret to ask to resign from the Capsource Board of Directors, but in the past few months, as you may know I have taken on several other responsibilities, including CEO and COO of Green Plains Renewable Energy. I am finding that GPRE along with my truck line is spreading me too thin. I believe that Capsource has a lot of potential, and I wish you and your team the very best.

Sincerely,

/s/ Wayne Hoovestol

Wayne Hoovestol